SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated May 28, 2010

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02       Termination of Material Definitive Agreement.

Zale Corporation (the “Company”) previously announced that Citibank (South Dakota), N.A. (“Citibank”) had provided notice that Citibank would terminate the Merchant Services Agreement, dated as of July 10, 2000 (the “Agreement”), between Citibank and two of the Company’s wholly-owned subsidiaries, unless the Company paid Citibank approximately $6 million on or before April 1, 2010, for a shortfall to the minimum volume of credit sales as set forth in the Agreement. Through prior agreements dated March 29, 2010 and April 29, 2010, Citibank and the Company agreed to extend the April 1, 2010 payment deadline to May 31, 2010.  On May 28, 2010, Citibank and the Company entered into an agreement to extend the May 31, 2010 deadline to June 15, 2010.  The Company and Citibank have entered into negotiations for a replacement for the Agreement, and in connection with the most recent extension the Company agreed to negotiate exclusively with Citibank through June 15, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation
Registrant

Date: June 2, 2010	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer